Exhibit 99.1

Walgreens Boots Alliance Announces Transformational Consumer-Centric Healthcare Strategy to Fuel Long-Term Growth

Company Launches Walgreens Health, Makes Majority Investments in VillageMD and CareCentrix

DEERFIELD, Ill. October 14, 2021 – Walgreens Boots Alliance, Inc. (Nasdaq: WBA) today announced its new consumer-centric healthcare strategy to drive sustainable, long-term profitable growth. The plan features the launch of Walgreens Health, a new business segment enabled by investments in VillageMD and CareCentrix, accelerating the company’s capabilities in primary care, post-acute care and home care.

The strategic plan was unveiled today during the company’s virtual investor conference, following the announcement of its fourth quarter and fiscal 2021 earnings. The WBA leadership team shared details on its new strategic priorities to deliver advantaged growth in community healthcare, including:

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Transform and align the core by building the pharmacy of the future to support and enable its healthcare strategy; Reimagining retail through expanded health and wellness offerings and mass personalization; Accelerating WBA brands and digital offerings; Expanding the Transformational Cost Management program

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Build the next growth engine with consumer-centric healthcare solutions: Accelerating the path to become a leading provider of local clinical care services; Leveraging a consumer-centric technology and pharmacy network to deliver and enable others to deliver value-based care; Strengthening partnerships with payors, providers and patients

•	Focus the portfolio and optimize capital allocation: Prioritize core assets and healthcare ambitions and maintain the commitment to return cash to investors

•	Build a high-performance culture and a winning team: Attract and retain a best-in-class, diverse team

“I am pleased to announce WBA’s new strategy to transform our core businesses, focus our portfolio and launch our next growth engine of consumer-centric healthcare solutions, enabled by a high-performance culture and winning team,” said Roz Brewer, Chief Executive Officer, Walgreens Boots Alliance. “Our strategy leverages an ecosystem including our trusted brands, exceptional assets, healthcare expertise and scale, integrated with a range of new talent, capabilities, resources and an intensified focus on operational excellence to drive long-term sustainable profit growth.”

Walgreens Health

At the center of WBA’s consumer-centric healthcare strategy is the launch of Walgreens Health. The new business segment is a technology-enabled care model powered by a nationally scaled, locally delivered healthcare platform. Walgreens Health will bring equitable, personalized, whole-person healthcare to local communities across America, wherever and however it’s best for consumers – in-store, at home, in the doctor’s office and via mobile app. Working alongside payors and providers across the country, Walgreens Health will create a better experience for consumers, improve health outcomes and lower costs by leveraging Walgreens strengths and assets, including trusted consumer relationships and community presence, national scale, care teams and partnerships with payors and providers across the country.

Investments in VillageMD and CareCentrix will accelerate Walgreens Health capabilities in primary care and post-acute care to uniquely impact the patient care journey continuum, especially for high-risk patients with chronic conditions. These investments build upon the newly launched physical and digital Walgreens Health Corners, which provide in-person and virtual clinical and non-clinical services from licensed Health Advisors.

Earlier this year, Walgreens partnered with Clover Health to begin serving their members and recently announced a partnership with Blue Shield of California to launch new products and services to their members in the coming months. These payor relationships allow Walgreens Health to serve a patient population comprised of more than two million lives, with the plan to grow more partnerships and markets in the coming years.

Investment in VillageMD

WBA announced this morning that the company has agreed to make an additional investment in VillageMD to advance its strategic position in the delivery of value-based primary care, a $1 trillion, fast-growing segment of the healthcare system.

The investment increases WBA’s ownership stake in VillageMD to 63 percent from 30 percent. The investment will accelerate the opening of at least 600 Village Medical at Walgreens primary care practices in more than 30 U.S. markets by 2025 and 1,000 by 2027, with more than half located in underserved communities.

Walgreens is the first national pharmacy chain to offer full-service primary care practices with primary care physicians and pharmacists co-located at its stores all under one roof at a large scale.

VillageMD currently operates over 230 practices across 15 markets, with plans to expand nationally over time. The company has experienced rapid growth, increasing revenues from $217 million in 2017 to $1.3 billion expected in 2021.

WBA and VillageMD have 52 co-located primary care practice locations currently open, and will have more than 80 open by the end of this calendar year.

Investment in CareCentrix

As another step to accelerate innovative healthcare models for future growth, WBA has agreed to purchase a majority investment in CareCentrix to support the company’s new healthcare strategy, expanding reach into the growing home care sector for Walgreens. The investment provides a new platform to coordinate home care for patients transitioning from hospital to home for health plans, patient and providers, while further integrating Walgreens pharmacies into a patient’s journey.

CareCentrix is an industry leader in the post-acute and home care sector, providing care coordination and outsourced benefit management services. The U.S. post-acute care market represents approximately $75 billion in healthcare spend annually and is considered one of the fastest growing segments in healthcare today. CareCentrix provides one of the foundational and critical components to support value-based care on behalf of health plans and providers. It currently manages care for more than 19 million members through over 7,400 provider locations.

The investment of $330 million gives WBA approximately 55 percent ownership of CareCentrix at an $800 million enterprise valuation, with an option to acquire the remaining equity interests in the future. CareCentrix’ other equity holders will also have the option to require WBA to purchase the remaining equity interests, under the agreement.

The transaction is subject to the receipt of required regulatory clearances, approvals and other customary closing conditions and is expected to close by the end of WBA’s second quarter of FY 2022.

Transformational Cost Management Program

WBA also announced that its Transformational Cost Management Program delivered in excess of $2 billion in annual cost savings by the end of fiscal year 2021, one year ahead of schedule. As a result, the company announced today that it is raising its savings goal to $3.3 billion by fiscal year 2024, based upon achieving higher savings from existing programs and a comprehensive funnel of new initiatives in place to drive incremental savings.

Long-Term Growth Model

Over the next three years, the company expects annual adjusted earnings per share (EPS) core growth of around four percent, with flat growth in fiscal 2022 and acceleration each year thereafter, as Walgreens Health generates increasing returns.

Beyond fiscal 2024, the company’s long-term growth algorithm leads to adjusted EPS growth of 11 to 13 percent, as the faster growing and higher margin Walgreens Health achieves scale.

Fiscal Year 2022 Guidance

The company introduced fiscal 2022 guidance of flat growth in adjusted EPS at constant currency rates. The company’s new Walgreens Health segment will be in investment mode, which should drive significant future revenue and adjusted operating income growth. The company anticipates core growth of 4 percent offset by investments in Walgreens Health.

Details on financial guidance including analysis and assumptions as well as the Investor Day presentation are available through WBA’s investor relations website at http://investor.walgreensbootsalliance.com.

About Walgreens Boots Alliance

Walgreens Boots Alliance (Nasdaq: WBA) is a global leader in retail pharmacy, impacting millions of lives every day through dispensing medicines, and providing accessible, high-quality care. With more than 170 years of trusted healthcare heritage and innovation in community pharmacy, the company is meeting customers’ and patients’ needs through its convenient retail locations, digital platforms and health and beauty products.

WBA has a presence in more than 9 countries, employs more than 315,000 people and has more than 13,000 stores in the U.S., Europe and Latin America.

WBA’s purpose is to inspire more joyful lives through better health. The company is proud of its contributions to healthy communities, a healthy planet, an inclusive workplace and a sustainable marketplace. WBA is a Participant of the United Nations Global Compact and adheres to its principles-based approach to responsible business.

More company information is available at www.walgreensbootsalliance.com.

Cautionary Note Regarding Forward-Looking Statements: All statements in this press release that are not historical are forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

These include, without limitation, estimates of and goals for future operating, financial and tax performance and results, including our fiscal year 2022 guidance, our long-term outlook and related assumptions and drivers, as well as forward-looking statements concerning the expected execution and effect of our business strategies, the potential impacts on our business of the spread and impacts of the COVID-19 pandemic, our cost-savings and growth initiatives, including statements relating to our expected cost savings under our Transformational Cost Management and store optimization programs. All statements in the future tense and all statements accompanied by words such as “expect,” “outlook,” “forecast,” “would,” “could,” “should,” “can,” “will,” “project,” “intend,” “plan,” “goal,” “guidance,” “target,” “aim,” continue,” “transform,” “accelerate,” “model,” “long-term,” “believe,” “seek,” “estimate,” “anticipate,” “may,” “possible,” “assume,” and variations of such words and similar expressions are intended to identify such forward-looking statements.

These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions, known or unknown, that could cause actual results to vary materially from those indicated or anticipated.

These risks, assumptions and uncertainties include those described in Item 1A (Risk Factors) of our Form 10-K for the fiscal year ended August 31, 2021 and in other documents that we file or furnish with the Securities and Exchange Commission. If one or more of these risks or uncertainties materializes, or if underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. All forward-looking statements we make or that are made on our behalf are qualified by these cautionary statements. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made.

We do not undertake, and expressly disclaim, any duty or obligation to update publicly any forward-looking statement after the date of this press release, whether as a result of new information, future events, changes in assumptions or otherwise.

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Media Contacts

Walgreens Boots Alliance

Media Relations USA / Morry Smulevitz Jim Cohn International Investor Relations Gerald Gradwell and Jay Spitzer (WBA-GEN)	Contact +1 847 315 0517 +1 224 813 9057 +44 (0)20 7980 8585 Contact +1 847 315 2922